Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-195146 of our report dated March 10, 2015 relating to the balance sheets of Principal Maritime Tankers Corporation appearing in such Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

March 10, 2015

/s/ Deloitte & Touche LLP

Stamford, CT